UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2023

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United-Guardian, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-10526	11-1719724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Marcus Boulevard

Hauppauge, New York 11788

(Address of Principal Executive Offices) (Zip Code)

(631) 273-0900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	UG	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

United-Guardian Inc.

Annual Meeting of Stockholders

May 17, 2023

VOTING RESULTS

The 2022 Annual Meeting of Stockholders of United-Guardian, Inc. (the “Company”) was held on May 17, 2023. There were 3,789,331 shares voted by proxy. Because the meeting was held by videoconference, there was no voting at the meeting.

The voting results for each of the proposals submitted to a vote of the stockholders of the Company were as follows:

1. ELECTION OF DIRECTORS:

	For	Withhold	Broker Non-Vote
Ken Globus	2,291,144	540,441	957,746
Lawrence F. Maietta	2,241,600	589,985	957,746
Arthur M. Dresner	2,530,670	300,915	957,746
Andrew A. Boccone	2,515,689	315,896	957,746
S. Ari Papoulias	2,576,737	254,848	957,746
Beatriz Blanco	2,310,092	521,493	957,746

2. APPROVAL ON AN ADVISORY BASIS TO HOLD A VOTE EVERY YEAR ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

Every year	Every 2 years	Every 3 years	Abstain	Broker Non-Vote
2,654,537	25,941	130,054	21,053	957,746

3. APPROVAL ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

For	Against	Abstain	Broker Non-Vote
2,609,865	206,979	14,741	957,746

4. PROPOSAL TO RATIFY THE APPOINTMENT OF BAKER TILLY US, LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

For	Against	Abstain	Broker Non-Vote
3,729,759	48,887	10,685	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United-Guardian, Inc.

Date: May 18, 2023	By:	/s/ Beatriz Blanco
Beatriz Blanco
President